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Securities and Exchange Commission
October 2, 1996


                                                                    EXHIBIT 23.1

              CONSENT OF ERNST & YOUNG, LLP, INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Ascend Communications, Inc. for the registration of 90,003 shares of its common stock and to the incorporation by reference therein of our report dated January 16, 1996 with respect to the consolidated financial statements and schedule of Ascend Communications, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.



/s/ Ernst & Young
-------------------------

Walnut Creek, California
October 2, 1996